Exhibit 1.1

Execution Version

PRICING AGREEMENT

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

PNC Capital Markets LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

August 18, 2015

Ladies and Gentlemen:

The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 18, 2015 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

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If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages to follow]

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Very truly yours,

The Hershey Company

By:	/s/ Patricia Little
Name:	Patricia A. Little
Title:	Senior Vice President, Chief Financial Officer

By:	/s/ Rosa C. Stroh
Name:	Rosa C. Stroh
Title:	Vice President, Treasurer

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Happy H. Daily
Name:	Happy H. Daily
Title:	Managing Director

PNC Capital Markets LLC

By:	/s/ Robert W. Thomas
Name:	Robert W. Thomas
Title:	Managing Director

For themselves and as Representatives

of the several Underwriters named in Schedule I here

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SCHEDULE I

	Principal Amount of 2018 Notes to be Purchased	Principal Amount of 2025 Notes to be Purchased
Underwriter
Citigroup Global Markets Inc.	$60,000,000	$60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$60,000,000	$60,000,000
PNC Capital Markets LLC	$60,000,000	$60,000,000
J.P. Morgan Securities LLC	$30,000,000	$30,000,000
RBC Capital Markets, LLC	$21,000,000	$21,000,000
CIBC World Markets Corp.	$15,000,000	$15,000,000
Santander Investment Securities Inc.	$15,000,000	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000	$15,000,000
The Williams Capital Group, L.P.	$15,000,000	$15,000,000
Banco Bradesco BBI S.A.	$9,000,000	$9,000,000

Total	$300,000,000	$300,000,000

Schedule I-Page 1

SCHEDULE II

Title of Designated Securities:

1.600% Notes due August 21, 2018 (the “2018 Notes”)

3.200% Notes due August 21, 2025 (the “2025 Notes” and, together with the 2018 Notes, the “Designated Securities”)

Aggregate Principal Amount:

$300,000,000 of the 2018 Notes

$300,000,000 of the 2025 Notes

Price to Public:

99.974% of the principal amount of the 2018 Notes, plus accrued interest, if any, from August 21, 2015.

99.703% of the principal amount of the 2025 Notes, plus accrued interest, if any, from August 21, 2015.

Purchase Price to Underwriters:

99.724% of the principal amount of the 2018 Notes, plus accrued interest, if any, from August 21, 2015; and the selling concession shall be 0.150% and the reallowance concession shall be 0.100%, in each case of the principal amount of the 2018 Notes.

99.253% of the principal amount of the 2025 Notes, plus accrued interest, if any, from August 21, 2015; and the selling concession shall be 0.300% and the reallowance concession shall be 0.250%, in each case of the principal amount of the 2025 Notes.

Indenture:

Indenture dated as of May 14, 2009, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2018 Notes: August 21, 2018.

2025 Notes: August 21, 2025.

Interest Rate:

2018 Notes: 1.600% from and including the original issue date.

2025 Notes: 3.200% from and including the original issue date.

Interest Payment Dates:

February 21 and August 21 of each year, commencing on February 21, 2016.

Schedule II-Page 1

Interest Payment Record Dates:

February 1 and August 1 of each year, commencing on February 1, 2016.

Redemption Provisions:

The Company may redeem the 2018 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2018 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the “Make-Whole Amount,” as defined in the Prospectus Supplement dated August 18, 2015 (the “Prospectus Supplement”), if any.

Prior to the date that is 90 days prior to the scheduled maturity date of the 2025 Notes, the Company may redeem the 2025 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2025 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the “Make-Whole Amount,” as defined in the Prospectus Supplement, if any.

At any time on or after the date that is 90 days prior to the scheduled maturity date of the 2025 Notes, the Company may redeem the 2025 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Reinvestment Rate Spread for Make Whole Amount:

2018 Notes: T+0.100%.

2025 Notes: T+0.150%.

Change of Control Offer

If the Company experiences a “Change of Control Triggering Event” (as defined in the Prospectus Supplement) the Company will offer to repurchase all of the Designated Securities at a price equal to 101% of the aggregate principal amount plus accrued and unpaid interest, if any, to the repurchase date. See “Description of Notes—Change of Control Offer” in the Prospectus Supplement.

Sinking Fund Provisions

No sinking fund provisions.

Other Provisions:

As set forth in the Prospectus Supplement dated August 18, 2015 to the Prospectus dated June 26, 2015.

Time of Delivery:

9:00 a.m. (EDT), August 21, 2015.

Closing Location:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Names and addresses of Representatives:

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

PNC Capital Markets LLC

Address for Notices:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: (646) 291-1469

Attention: General Counsel

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

PNC Capital Markets LLC

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Applicable Time:

(For purposes of the Underwriting Agreement):

2:35 p.m. (EDT), August 18, 2015.

Schedule II-Page 3

SCHEDULE III(a)

•	Final Term Sheet, dated August 18, 2015, substantially in the form of Schedule III(b) hereto.

Schedule III(a)-Page 1

SCHEDULE III(b)

FINAL TERM SHEET

Dated August 18, 2015

THE HERSHEY COMPANY

$300,000,000 1.600% NOTES DUE AUGUST 21, 2018

$300,000,000 3.200% NOTES DUE AUGUST 21, 2025

Name of Issuer:	The Hershey Company

Title of Securities:	1.600% Notes due August 21, 2018 (the “2018 Notes”)
3.200% Notes due August 21, 2025 (the “2025 Notes”)

Aggregate Principal Amount:	2018 Notes: $300,000,000
2025 Notes: $300,000,000

Issue Price (Price to Public):	2018 Notes: 99.974% of principal amount
2025 Notes: 99.703% of principal amount

Maturity:	2018 Notes: August 21, 2018
2025 Notes: August 21, 2025

Coupon (Interest Rate):	2018 Notes: 1.600%
2025 Notes: 3.200%

Benchmark Treasury:	2018 Notes: UST 1.000% due August 15, 2018
2025 Notes: UST 2.000% due August 15, 2025

Spread to Benchmark Treasury:	2018 Notes: T+55 basis points (0.550%)
2025 Notes: T+105 basis points (1.050%)

Benchmark Treasury Price and Yield:	2018 Notes: 99-26+; 1.059%
2025 Notes: 98-11; 2.185%

Yield to Maturity:	2018 Notes: 1.609%
2025 Notes: 3.235%

Interest Payment Dates:	February 21 and August 21 of each year, commencing on February 21, 2016

Interest Payment Record Dates:	February 1 and August 1 of each year, commencing on February 1, 2016

Redemption Provisions:	Treasury plus 10 basis points prior to the scheduled maturity date of the 2018 Notes.

Treasury plus 15 basis points prior to the date that is 90 days prior to the scheduled maturity date of the 2025 Notes.

At any time on or after the date that is 90 days prior to the scheduled maturity date of the 2025 Notes, we may

Schedule III(b)-Page 1

redeem the 2025 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control Offer:	Offer to repurchase at 101% of principal amount plus accrued interest to repurchase date upon change of control resulting in a rating below investment grade by two ratings agencies.

Denominations:	$2,000 or integral multiples of $1,000 in excess thereof

Legal Format:	Registration Statement No. 333-205269

Net Proceeds to The Hershey Company:	$596,931,000

Settlement Date:	T+3 days; August 21, 2015

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
PNC Capital Markets LLC
J.P. Morgan Securities LLC

Senior Co-Manager:	RBC Capital Markets, LLC

Co-Managers:	CIBC World Markets Corp.
Santander Investment Securities Inc.
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.
Banco Bradesco BBI S.A.

CUSIP:	2018 Notes: 27866 AV0
2025 Notes: 427866 AU2

ISIN:	2018 Notes: US427866AV01
2025 Notes: US427866AU28

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-205269).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at (800) 831-9146, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800) 294-1322 or PNC Capital Markets LLC toll free at (855) 881-0697.